Exhibit 10.12

Advertising Publishing Contract

Signing Place: Nanshan, Shenzhen,
Guangdong
Contract Number :
_____________

Party A’s Signing Information (Party A Signed):

Party A1: (Entity in Mainland China) [Fill in] Fujian Chuancheng Internet Technology Co., Ltd.

Unified Social Credit Code:

Party A2: (Entity in countries and regions outside Mainland China) HQT Network Co., Limited

Registered Address:

(Party A1 and Party A2 are hereinafter collectively referred to as “Party A”)

Party B’s Signing Information (Party B Signed): HUNTMOBI HOLDINGS LIMITED

Registered Address: 4-6/F, Lee Garden Three, 1 Sunning Road, Causeway Bay, Hong Kong

Based on the principles of equality, mutual benefit and good faith, Party A and Party B have entered into the following agreement with respect to the above matters in accordance with relevant laws and regulations and agree to abide by the terms and conditions herein.

1.     Party A1 and Party A2 are affiliated enterprises under common control, and Party A1 and Party A2 shall, as the subject of joint liability in this Agreement, jointly assume responsibility to Party B and perform the obligations agreed herein. Party B shall be deemed to have fully performed its obligations hereunder to Party A by providing services or performing its obligations hereunder to either Party A and Party B. Party B shall have the right to claim contractual rights against both Party A1 and Party A2, and shall also have the right to claim contractual rights against either Party A1 or Party A2.

2.     Party A hereby entrusts Party B to provide advertising publishing services on the media platforms for Party A or Party A’s customers in order to improve their brand and business awareness and reputation, for which purpose the two parties hereby enter into this Contract and agree to abide by the terms and conditions herein.

3.     The Terms of Advertising Publishing shall constitute an integral part of this Contract and have the same legal effect as this Contract.

4.     In case of any inconsistency between the provisions of this Contract and the Terms of Advertising Publishing, this Contract shall prevail.

5.     This Contract shall be valid during the term of cooperation.

Both parties agree to cooperate each other through the following mode: (Please tick a “√” in front of the applicable cooperation mode)

☑ Only Account Opening Mode: Both parties agree that Party B shall provide Party A with media advertising account support (including advertising account opening support, advertising account binding/authorization support, advertising account top-up support, or other advertising account related support), and Party A shall operate the advertising account on its own. The final settlement formula is as follows:

Media	Percentage of Account Management Fee %	Final Settlement Fee
Facebook (or Meta)	**	Media Consumption
Google Ads	**%	Media Consumption + Media Consumption***%
Tik Tok	**	Media Consumption
Twitter	**	Media Consumption
Eagllwin	**	Media Consumption
kwai	**	Media Consumption
Other Media (Snapchat/LinkedIn etc.)	**	Media Consumption

Cooperation Mode

In addition, for the “Only Account Opening Mode”, on the premise that Party A pays the settlement fund as scheduled every month and guarantees that its advertising content will not violate the advertising regulations of Party B’s media, Party B shall give Party A a certain percentage of rebates based on the quarterly consumption of Party A’s advertising accounts other than “Google Ads”. Both parties agree that the rebate paid by Party B to Party A shall be deducted from the monthly settlement fund of cooperation after the rebate amount is confirmed by both parties or paid to Party A’s corporate bank account as agreed by both parties.

Note 1: The media quarterly rebate terms shall be confirmed in accordance with the “Supplementary Agreement - Rebate” executed by both parties.

Note 2: Both parties agree that the monthly settlement fund of cooperation between the parties and quarterly rebate shall be settled on a monthly and quarterly basis respectively, and shall be independent from each other.

Note 3: (Party A’s email address suffix is: _huaqiutong.com , and any email from such email address shall be deemed as an expression of Party A’s intention, and the email address provided by Party A must be the domain name email address of the subject of Party A).

☑ Account Opening + Service Fee Mode: Both parties agree that Party B shall provide Party A with media advertising account support (including advertising account opening support, advertising account binding/authorization support, advertising account top-up support), as well as agency advertising services (such as material production, advertising creation, and data optimization), and Party A shall pay Party B a certain percentage of service fees based on the actual consumption of the media accounts. The final settlement formula is as follows:

Media	Percentage of Service Fee%	Final Settlement Fee
Facebook (or Meta)	**%	Media Consumption + Media Consumption***%
Google Ads	**%	Media Consumption + Media Consumption***%
Tik Tok	**%	Media Consumption + Media Consumption***%
Twitter	**%	Media Consumption + Media Consumption***%
Eagllwin	**%	Media Consumption + Media Consumption***%
kwai	**%	Media Consumption + Media Consumption***%
Other Media (Snapchat/LinkedIn etc.)	**%	Media Consumption + Media Consumption***%

Note: The specific media, time and amount of advertising and other information shall be confirmed by email between the two parties. (Party A’s email address suffix is: _huaqiutong.com_, and any email from such email address shall be deemed as an expression of Party A’s intention, and the email address provided by Party A must be the domain name email address of the subject of Party A).

Term of Cooperation

January 1, 2023 - December 31, 2023

After the expiration of this Agreement, if both parties raise no objection and continue to perform the Agreement, this Agreement may be automatically renewed for one calendar year. If either party has any objection, it shall raise it in writing 30 days before the expiration of the Agreement, and the two parties shall enter into a new agreement through negotiation. If no agreement is reached through such negotiation, this Agreement shall terminate upon its expiration.

Media Partners	Facebook (or Meta)\Google Ads\Twitter\Tiktok\Snapchat\LinkedIn\Eagllwin\kwai

Advertising Form	Both parties agree that during the cooperation period, the advertising form shall be subject to the form of advertising space provided by the media partners.
Fees and Invoices	1.	1. The taxes and fees (if any) involved in advertising shall be borne by Party A, and Party A shall ensure that the actual amount received by Party B equals to the amount of the invoice issued by Party B. Party A bears the service fees of Party A’s payer bank and intermediary bank, and Party B shall bear the service fees of the beneficiary bank. The expenses incurred by the reactivation of suspended/deactivated/disabled advertising accounts due to media rules shall be borne by Party A.
	2.	Both parties agree to settle in USD/HKD, which shall be finally subject to the currency of the media’s official settlement statement.

Note 1: For description of taxes and other fees, please refer to the Appendix. Appendix: Description of Taxes and Other Fees

Note 2: Starting from [October] [1], [2021], Google will begin to add a fee to the bill or statement for ads delivered in specific countries/regions through Google platform, which shall be borne by Party A.

	1）	Ads delivered in India: *% increase in regulatory operating expenses;
	2）	Ads delivered in Italy: *% increase in regulatory operating expenses;
	3）	Ads delivered in France: *% increase in the digital service tax expenses;
	4）	Ads delivered in Spain: *% increase in regulatory operating expenses;
	5）	Ads delivered in Turkey: *% increase in regulatory operating expenses;
	6）	Ads delivered in Austria: *% increase in the Austrian digital service tax expenses;
	7）	Ads delivered in the U.K.: *% increase in the U.K. digital service tax expenses;
Any change or increase in the service fees or taxes charged by Google platform for a specific country/region shall be subject to the official policies of Google, which are available at: https://support.google.com/google-ads/answer/9750227
Payment Method	1.	The payment shall be settled on a natural month basis, and the payment period shall be 30 calendar days.
	2.	Party B shall, within 10 working days after the end of each calendar month (postponed accordingly in case of holiday), provide Party A with the settlement amount and detailed data of the ads delivered by Party A on various media in that calendar month. Party B shall provide Party A with an invoice of corresponding amount according to the actual settlement fee. Party A shall make a reply and confirmation within three working days of receipt of the settlement amount and detailed data. If Party A fails to do so for more than three days, it shall be deemed that the settlement shall be made in accordance with the data provided by Party B.
	3.	Party A shall remit the settlement fee for each calendar month to the account designated by Party B within 30 days after the end of the calendar month. In the event that Party A fails to make payment as scheduled due to special circumstances, Party A shall communicate with Party B for confirmation in advance. In the event that the payment is delayed without a mutual agreement, thereby cause the failure of Party A’s advertising accounts to normally deliver ads and consume in the media, Party A shall be solely responsible for any losses caused thereby. In the event that Party A fails to make the payment as scheduled without mutual agreement, it shall pay Party B a penalty equivalent to 3‰ of the unpaid amount for each day overdue.
Statistical Data	The advertising statistical and settlement data of both parties shall be subject to the statistical data of official media, such as Facebook (or Meta)\Google Ads\Twitter\Tiktok\Snapchat\LinkedIn\Eagllwin\kwai.
Special Terms	1.	Party A shall abide by the advertising policy published by Party B’s agency media.
	2.	The address for notification provided in this article shall also be the service address for the two parties’ work contact, legal instruments and the legal instruments issued by the people’s court and/or arbitration institution at the time of dispute settlement. The litigation documents (including judgment documents) of the people’s court and/or arbitration institution shall be deemed to have been effectively served if delivered to the other party at the above address or the published address for its industrial and commercial registration (address registered on the resident identity card). The service by contact of the parties through an electronic communication terminal shall be applicable at the time of dispute settlement.
	3.	Letters sent by either party to the other party shall be deemed to have been served on the [3rd] day after the date of posting. The SMS/fax/WeChat /QQ/email shall be deemed to have been served at time when the contents of the aforesaid electronic documents are deemed to have entered the other party’s data message receiving system if the sender has correctly filled in the address and the documents have not been returned by the system. If the date of service falls on a non-working day, the next working day shall be deemed as the date of service.
	4.	The contact persons of both parties listed herein are the valid contact persons and email addresses confirmed by Party A and Party B that have the right to send or confirm documents and information related to this Contract and the execution of this Contract on behalf of Party A and Party B respectively, including but not limited to orders, confirmations, settlement and payment confirmation materials, and any business-related emails.
	5.	During the performance of this Contract, if it is necessary to handle the filing or registration procedures due to the requirements of foreign exchange and import and export administration, and national regulatory policies, Party A shall unconditionally and actively handle or cooperate in handling such procedures

Party A’s Information	Party B’s Information

1. Party A1’s Basic Information:

Company Full Name: Fujian Chuancheng Internet Technology Co., Ltd.

Registered Address: Unit 05, 21/F, Building A, Wangxun Lot B, Houting Village, Shangjie Town, Minhou County, Fuzhou, Fujian

Contact Person/Tel.: Qi Xiaoyu/0591-********

Email:**@chuanchengshuke.com

Address: 25/F, Block A, Wangxun Building, No. 11 Keji East Road, Minhou High-tech Zone, Fuzhou, Fujian

Party A2’s Basic Information:

Company Full Name: HQT Network Co., Limited

Registered Address:

Contact Person/Tel.: Wu Shunyu/139****4853

Email:***@huaqiutong.com

Address: C03, 3/F, Building 3, Privately-owned Enterprises Science and Technology Park, Pingshan 1st Road, Nanshan District, Shenzhen

1. Party B’s Basic Information:

Company Full Name: HUNTMOBI HOLDINGS LIMITED

Registered Address: 4-6/F, Lee Garden Three, 1 Sunning Road, Causeway Bay, Hong Kong

Contact Person/Tel.: Hu Tianping/183****6374

Email:****@huntmobi.com

2. Party A1’s Bank Information:

Account Opening Bank Name: China Minsheng Bank Fuzhou Minhou Shangjie Sub-branch

Account Name: China Minsheng Bank Fuzhou Minhou Shangjie Sub-branch

Account Number: ******

Party A2’s Bank Information:

Beneficiary Name: HQT Network Co., Limited

Swift Code: HSBCHKHHHKH

Bank Code: 004

Bank Name: THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

Bank Address: RM B 15/F CHEUK NANG PLAZA 250 HENNESSY ROAD HONG KONG

USD Account Number:******

2. Party B’s Bank Information:

Beneficiary Name: HUNTMOBI HOLDINGS LIMITED

Swift Code: HSBCHKHHHKH

Bank Code: 004

Bank Name: The Hongkong and Shanghai Banking Corporation Limited

Bank Address: 1 Queen’s Road Central, Hong Kong

USD Account Number: ******

3. Party A1’s Signing Information:

Company Seal: _________________(Seal)

Authorized Representative:                Qi Xiaoyu(Signature)

Signed on: January 2, 2023

Party A2’s Signing Information:

Company Seal:                         (Seal)

Authorized Representative:                         Wu Shunyu

                      (Signature)

Signed on: January 2, 2023

3. Party B’s Signing Information: Company Seal: (Seal) Authorized Representative: (Signature) Signed on: January 2, 2023

Terms of Advertising Publishing

Chapter I Definitions and Interpretation

1.1.	Definition

Unless otherwise defined in this Contract, the following terms shall have the following specific meanings:

1.1.1.	Laws of Mainland China: Any laws and regulations currently promulgated in China.

1.1.2.	Trade secret: Technical, financial, commercial or any other information that belongs to a Party and/or its subsidiaries or affiliates, is considered as trade secret by such party, and characterized by:

A.	Unknown to the public;

B.	Capable of bringing economic benefits to the obligee;

C.	Having practical applicability;

D.	Being considered as secret and kept confidential by the obligee.

1.1.3.	Effective date: The date on which this Contract is signed by both parties.

1.1.4.	Force majeure: Earthquake, typhoon, fire, flood, war, strike, riot, hacker attack, technical regulation of telecommunication sector, and any other natural or man-made objective circumstances that occur during the term of this Contract, which are not foreseeable (or which are foreseeable but whose consequences are unavoidable or insurmountable) and are beyond the control of either party and make it impossible for either party to fully perform this Contract.

1.1.5.	Term of Contract: The valid term of this Contract shall be subject to the Contract.

1.1.6.	“Ad” refers to the online ads delivered by Party A through Party B’s wireless resources, including but not limited to banner ads, button ads, text links, mobile icons, banners, full-screen, pop-up windows, mobile media and other forms of online ads.

1.2.	Definition

1.2.1.	The date referred to in this Contract shall be the calendar day, and the working day referred to in this Contract shall mean the working day generally implemented by enterprises, institutions, organs, organizations and other units under normal circumstances as stipulated by the laws of Mainland China, that is, the normal working day except the national statutory holidays (weekends, New Year’s Day, May Day, National Day, Spring Festival, etc.).

1.2.2.	The headings in this Contract are inserted for convenience only and do not affect the meaning and interpretation of any part of this Contract.

1.2.3.	References to chapters, terms and paragraphs shall mean the chapters, terms and paragraphs of this Contract.

Chapter II Representations and Warranties

2.1.	Legal Status

Each party represents and warrants that from the effective date of this Contract:

2.1.1.	It possesses the legal qualifications to engage in the transactions hereunder and such transactions are within its scope of business;

2.1.2.	It has full authority to enter into this Contract and perform its obligations hereunder;

2.1.3.	Its authorized representative is fully authorized to sign this Contract on its behalf (the original letter of authorization shall be submitted to the other party for reference);

2.1.4.	To the best of its knowledge, it has disclosed to the other party all documents issued by the government authorities of the place of registration/business that may have an adverse impact on the performance of its obligations hereunder;

2.2.	Legal Effect

2.2.1.	This Contract shall be legally binding upon both parties from the effective date.

2.2.2.	Each Party warrants that the execution and performance of this Contract and the business transactions contemplated hereunder will not violate the laws of Mainland China in any way.

Chapter III Statistical Data

The statistical and settlement data of both parties’ ads delivery shall be subject to the statistical data of Party B’s media platform.

Chapter IV Obligations of Both Parties

4.1.	Obligations of Party A

4.1.1.	Party A warrants that it is a legal agent or operator of the advertising products and advertising projects; and that its advertising projects will not violate any laws and regulations and will not infringe upon the legitimate rights and interests of any third party.

4.1.2.	Party A shall truthfully provide its basic business information and relevant valid qualification certificates, and independently bear all legal responsibilities and consequences arising from the inaccuracy and untruthfulness of the materials and information provided by it;

4.1.3.	Party A shall guarantee that its advertising products and the product materials and advertising contents provided by it for delivery, including but not limited to images, text, fonts, videos and audio, will neither violate any applicable laws, regulations, policies, public ethics standards and the advertising regulations of Party B’s media, nor damage the legitimate rights and interests of any third party. In the event that Party A breaches this warranty, so that Party B is criticized or punished by government departments, or is ordered to stop publishing ads or subject to other penalties by government departments, or is fined or ordered to stop publishing ads or other penalties by Party B’s media, Party B shall have the right to immediately stop publishing ads and/or terminate the Contract, and Party A shall solely assume all liabilities arising therefrom and compensate Party B for all losses caused thereby (including but not limited to damages, fines and any related costs and expenses, including reasonable attorney’s fees).

4.1.4.	Party A warrants that it will confirm, settle and pay the advertising fees as scheduled in accordance with the provisions of this Contract. In case of delay, Party B shall have the right to stop publishing Party A’s ads.

4.1.5.	Unless otherwise expressly provided herein, the advertising resources hereunder may only be used to promote the corporate image, brand, products or services of Party A or the ultimate advertisers (i.e. the actual provider of the products or services promoted by the ads) as specified herein. Without Party B’s prior written consent, Party A shall not use the advertising resources hereunder to promote any other advertisers by transfer, lease or any other means.

4.1.6.	If Party A provides the creative production of the banner on its own, Party A shall guarantee to provide the banner documents to Party B three working days before the ad is delivered, and the format and size of the ad documents shall comply with Party B’s regulations. Once the advertising content is confirmed by both parties, neither party may modify it arbitrarily without the written consent of the other party.

4.1.7.	Party A agrees that Party B may use Party A’s corporate name, trademark, logo or any other similar words or graphics in Party B’s promotional materials (including but not limited to webpages, printed materials, audio recordings, etc.) to indicate that Party A is Party B’s advertiser.

4.1.8.	If Party A adopts the ad designed by Party B, the right to use such ad shall be owned by Party A after it pays the design fee, but Party B reserves the right to display such ad anywhere.

4.1.9.	Party B shall have the right to review the advising content provided by Party A at any time. In addition, Party B shall have the right to request Party A to modify the ads which do not comply with laws and regulations or which Party B has reason to believe that it will have adverse effects on Party B if published, and shall have the right to refuse to publish such ads before Party A makes such modifications as required by Party B.

4.1.10.	If Party B provides agency delivery service for Party A, but Party A believes that Party B fails to deliver any ad hereunder according to this Contract, Party A shall raise objections in writing to Party B within three working days from the ad delivery date as stipulated herein. If Party A fails to raise objections within the above time limit, it shall be deemed that Party A has confirmed that Party B has delivered corresponding ads in full accordance with the provisions of this Contract.

4.1.11.	Party A shall guarantee that the advertising documents provided by it do not contain the following:

A.	Illegal content that is considered to be reactionary, defamatory, pornographic, obscene or defamatory by the laws of Mainland China;

B.	Content that infringes upon the intellectual property or other rights of any third party (including but not limited to, copyrights, patents, trademarks, trade secrets and technical secrets);

C.	Content that violates the public image or privacy of any third party;

D.	Linked image files provided by Party A that do not conform to the Advertising Law and its relevant laws and regulations;

E.	Other illegal contents as stipulated by laws and regulations.

4.1.12.	Party A understands that there may be a delay in the generation of promotion data, and Party A undertakes to make settlements to Party B according to the actual consumption data. After the expiration of the term of cooperation and promotion hereof, if both parties raise no objection and continue to perform the Contract, this Contract may be automatically renewed for one calendar year, and Party A shall still pay the relevant amount to Party B based on the data generated by the promotion platform. In such case, the specific rights and obligations shall be subject to the provisions of this Contract.

4.2	Obligations of Party B

4.2.1	Party B warrants that it has the right to deliver ads under this Contract;

4.2.2	Party B undertakes to provide Party A with timely technical support services and technical responses during the online advertising period;

4.2.3	Party B agrees that Party A may use Party B’s corporate name, trademark, logo or any other similar words or graphics in Party A’s promotional materials (including but not limited to webpages, printed materials, audio recordings, etc.) to indicate cooperation relationship between Party B and Party A.

4.2.4	Party B may assist Party A in conducting preliminary review of the advertising products provided by Party A. Neither Party B’s review of the advertising products provided by Party A nor Party B’s delivery of the advertising products provided by Party A shall represent that Party B has substantially reviewed and approved the Party A’s advising content or Party B makes any commitment regarding its legality. Party A shall solely assume all economic and legal liabilities arising from the advertising products and shall compensate Party B for all losses caused thereby. Party A shall advertise in strict accordance with the advertising rules of the media platforms and the laws and regulations of various countries, and ensure that its advertising is in compliance with the laws and regulations and do not infringe upon the rights and other legitimate rights and interests of any third party; otherwise, Party A shall solely assume the legal responsibilities, without involving Party B.

4.2.5	The statistical results of the promotion data shall be subject to the data of the advertising platform. Party A shall pay the advertising fee and other expenses (if any) incurred by the advertising platform as agreed herein according to the data of the advertising platform. If Party A has any objection to the statistical data of the advertising platform, Party B shall assist Party A in communicating with the advertising platform or lodging a complaint. Party B shall not assume any responsibility for such communication or complaint, nor shall it guarantee the result of such communication or complaint. The statistical results of the final data shall be subject to the data of the advertising platform. Party A shall still make the settlement as scheduled according to the final data of the advertising platform.

Chapter V Intellectual Property and Confidentiality

5.1.	All hardware, software, programs, passwords, trade names, technologies, licenses, patents, trademarks, technical knowledge, etc. used by both parties shall remain the property of their respective owner and are free from any rights defects, and the other party and the third party shall have no rights or interests in respect thereof;

5.2.	During the term of the Contract and within two years after the termination of the Contract, either party shall not disclose or make public to any third party the confidential materials or information, trade secrets, technical secrets, etc. (hereinafter referred to as the “Confidential Information”) of the other party that become its knowledge or become available to it during the execution or performance of this Contract, as well as other matters that the two parties are obliged to keep confidence;

5.2.1.	General Obligations:

Each party shall strictly keep confidential the confidential information obtained from the other party and shall not disclose it to any third party without the prior written consent of the other party, except as provided in Article 5.2.3.

5.2.2.	If so requested by the counterparty, each party shall return to the counterparty or destroy or otherwise dispose of any document, material, or software containing any confidential information of the counterparty as required by the counterparty and shall not continue to use such confidential information.

5.2.3.	Disclosure of Confidential Information

Disclosure of trade secrets by either party under any of the following circumstances shall not be deemed as a breach of this Contract:

A.	The information has become generally known at the time of disclosure;

B.	The information is disclosed with the prior written consent of the other party;

C.	The information is disclosed a party in accordance with the requirements of the government, judicial and other departments having jurisdiction over it when performing their duties in accordance with the laws and regulations of Mainland China, provided that such disclosing part shall notify the other party in writing of the exact nature of the disclosed trade secret before the disclosure.

5.3.	The above two paragraphs shall survive the dissolution, termination or cancellation of this Contract.

Chapter VI Anti-commercial Bribery Clauses

6.1	The provision of any gratuity, gift or other tangible or intangible benefits by one party to the other party’s staff or their family members in order to secure the benefits of cooperation hereunder, including but not limited to money, banquets, shopping cards, discount cards, WeChat red packets, electronic prepaid cards, travel funds, study funds and various facilitating conditions and qualifications, shall be regarded as commercial bribery. The act of a party’s staff who sells goods or services for the unit by means of commercial bribery shall be regarded as an act of the unit.

6.2	Neither party shall take advantage of the associated relationship to secure the benefits hereunder. In the event that an employee of one party or its affiliated companies has a consultant, direct or indirect employment, relative, romantic or other forms of relationship with an employee of the other party, such party shall take the initiative to report it to the other party on a timely basis, and require the person involved to proactively recuse themselves.

6.3	Once the aforesaid commercial bribery is discovered, one party shall have the right to unilaterally terminate the Contract and claim compensation from the other party for breach of contract.

6.4	Party A shall set up a special line to accept complaints from Party B: (Report Tel.: [_____], Attn: [______], Email: [____________ ]); Party B shall set up a special line to accept complaints from Party A: (Report Tel.: [13923461002], Attn: [Gan Xiangfei], Email: [ganxiangfei@huntmobi.com]).

Chapter VII Liability for Breach of Contract

7.1.	Party A shall make the payment as scheduled. In case of any delay in payment, Party A shall pay Party B a penalty equivalent to 3‰ of the unpaid amount for each day overdue and shall be deemed to have breached the contract, and Party B shall have the right to stop publishing Party A’s ads. If Party A is tardy in payment for three calendar days or more, Party B shall have the right to suspend Party A’s top-up; if Party A is tardy in payment for seven calendar days or more (hereinafter referred to as “Such Acts”), in addition to the right to stop providing any services to Party A and suspend Party A’s top-up, Party B shall also have the right to unilaterally terminate this Contract and freeze, close or clear Party A’s advertising account. In case of any losses caused to Party B as result of Such Acts, Party A shall be held liable for compensation (including but not limited to damages, penalties, attorneys’ fees, litigation costs or arbitration fees, notarization fees, identification fees, preservation fees, preservation guarantee fees, travel expenses and any related costs and expenses).

7.2.	Party B shall not be responsible for any legal liability and risk arising from the reasons attributable to Party A’s advertising products (including but not limited to advertising content, product quality, after-sales service, customer rejection, etc.). In the event that Party B suffers any losses caused thereby, Party A shall be held liable for compensation.

7.3.	If both parties are at fault, each party shall assume its own liability for breach of contract according to the actual degree of fault.

7.4.	If either party breaches this Contract, thus causing losses to the other party, the breaching party shall make a full compensation to the observant party in accordance with law (including but not limited to damages, penalties, attorneys’ fees, litigation costs, arbitration fees, notarization fees, identification fees, preservation fees, preservation guarantee fees, travel expenses and any related costs and expenses).

7.5.	Special Disclaimer

➢	Party B’s services are provided based on the current status (“AS IS”) and availability (“AS AVAILABLE”) of the media platform. Party B hereby disclaims any warranty that there will be no interruptions or errors during the use of the media platform, and all representations, endorsements, guarantee or warranties of any kind, express or implied, in connection with the Platform, including but not limited to the merchantability, title, fitness for a particular purpose, effectiveness or use. Party A shall be solely responsible for any problems or losses caused to Party A during the use of the media platform. At the same time, both parties further acknowledge that the media platform may, based on its own circumstances and business needs, periodically or irregularly update or adjust the service content, layout, page design and other relevant aspects of its platform, website or application. If Party B’s services hereunder are affected by such updates or adjustments, Party B shall not be deemed to have breached the contract, and Party A undertakes not to investigate Party B’s legal responsibilities arising therefrom.

➢	Party B shall not be deemed to have breached the Contract and shall not be held liable for any delay in the advertising plan caused by any factors affecting the normal operation of the network due to the network technology of the media platform and the special nature of the network media, including hacker attacks, effects of technical adjustments made by the telecom sector, temporary closure caused by government regulation, server downtime, website maintenance, and virus attacks.

➢	Party B shall not be held liable for the failure to perform this Contract in whole or in part due to adjustment of advertising procurement policies or agency policies of media websites or the non-renewal of the agency contract between the media platform and Party B.

➢	Failure to perform or delay in performance by either party due to force majeure. In the event that either party is prevented from performing its obligations hereunder due to a force majeure event, it shall, within ten (10) days of the occurrence of such force majeure event, give the other party a notice of suspension, stating the date and extent of such suspension, the cause and the remedial actions taken or proposed to be taken by it; otherwise, such party shall lose the right to claim such suspension. Either party whose obligations are suspended as aforesaid shall: take all reasonable measures as soon as possible to avoid, eliminate or limit the effect of the force majeure event on its performance of the suspended obligations; and resume the performance of such obligations as soon as possible after the elimination of the force majeure event. If such force majeure event lasts for more than thirty (30) days, the party affected by force majeure may terminate this Agreement by giving a written notice to the other party, and the two parties shall settle the amounts according to actual circumstances at that time.

Chapter VIII Tax and Audit

8.1	The parties hereto shall, in accordance with the laws of Mainland China, independently pay any taxes payable for the performance of their respective obligations under this Contract.

8.2	On the basis of friendly cooperation between the two parties, during the performance of this Contract and within [7] years after the termination of this Contract, Party A shall actively cooperate with third-party audit or investigation requirements entrusted by Party B (including but not limited to cooperating to issue Party A’s Response Letter to Bank Confirmation Request, providing invoices, records and other documents and materials related to this Contract, interviewing with Party A’s management and employees, etc.).

8.3	Party A shall keep all documents, correspondence, data, accounts, reports, records, receipts and other materials related to the performance of this Contract for [7] years after the termination of this Contract.

Chapter IX Termination and Renewal

9.1.	Circumstances concerning Termination

This Contract shall be terminated immediately upon occurrence of any of the following circumstances:

9.1.1.	Either party violates the circumstances mentioned in Chapter IV hereof; the observant party terminates this Contract in accordance with the relevant provisions of Chapter VII;

9.1.2.	Either party becomes declares bankruptcy or enters into the liquidation or dissolution procedures;

9.1.3.	Either party gives a written notice of termination of this Contract if the force majeure lasts for more than thirty (30) days;

9.1.4.	Where other circumstances concerning termination as stipulated by laws and regulations. occur.

9.2.	Handling of Matters upon Termination

The termination of this Contract shall not affect the settlement and payment obligations hereunder for part that have been performed.

Chapter X Governing Law and Dispute Settlement

10.1.	Governing Law

10.1.1.	The execution, validity, interpretation and performance of this Contract and the settlement of disputes hereunder shall be governed by the laws of Mainland China.

10.1.2.	In the event of any conflict between the terms of this Contract and the laws of Mainland China, the laws of Mainland China shall prevail.

10.2.	Negotiation and Mediation

10.2.1.	Any dispute arising from the interpretation and performance of this Contract shall first be settled by the parties through friendly negotiation or mediation by a neutral third party.

10.2.2.	If the dispute cannot be settled by the foregoing means within thirty (30) days from the commencement of negotiation or no agreement is reached through such negotiation, either party may submit the dispute to the Shenzhen Court of International Arbitration for arbitration. The arbitration clause of the Contract or the arbitration agreement attached hereto shall be independent to the Contract. The validity of the arbitration agreement shall not be affected by the formation, invalidity, ineffectiveness, invalidation, cancellation, modification, resolution, suspension, termination, transfer or impossibility of performance of the Contract. The arbitration award is final and shall be binding on both parties.

Chapter XI Supplementary Provisions

11.1.	Waiver

Failure of either party to exercise or timely exercise any of its rights, powers or priorities under this Contract shall not be deemed as a waiver; and any single or partial exercise of any right, power or priority shall not prevent its subsequent exercise of such right, power or priority.

11.2.	Change

If either party or both parties need to modify or supplement the terms of this Contract, such terms may be modified or supplemented by executing a supplementary contract or a new contract by both parties through negotiation. The supplementary contract shall have the same legal effect as this Contract.

11.3.	Notice

11.3.1	Any notice or written communication between the parties must be written in Chinese and sent by fax, personal service (including express mail), registered mail or email.

11.3.2	Letters sent by either party to the other party shall be deemed to have been served on the [7th] day after the date of posting. The SMS/fax/QQ/WeChat/email shall be deemed to have been served at time when the contents of the aforesaid electronic documents are deemed to have entered the other party’s data message receiving system if the sender has correctly filled in the address and the documents have not been returned by the system. If the date of service falls on a non-working day, the next working day shall be deemed as the date of service.

11.3.3	Both parties may change their contact persons in any of the following ways:

A.	Any party who changes its contact person notifies the other party in writing (with a seal affixed thereto);

B.	The original contact person of the party who changes its contact person notifies the other party in any form of written notice.

11.4.	Successor

This Contract shall be equally binding upon and shall inure to the benefit of the parties and their lawful successors. The merger and division of either party shall not affect the continued performance of this Contract.

11.5.	Force Majeure

11.5.1	Force majeure refers to the objective situation that cannot be foreseen by both parties when signing the Contract and whose occurrence and consequences are insurmountable and unavoidable, including but not limited to: (1) natural disasters, such as flood, hail, tsunamis, typhoon, drought, and fire; (2) acts of government or political party, such as policies, laws, regulations promulgated by government authorities or the ruling party and the adoption of new behavioral measures, which will result in non-performance hereof; (3) social anomalies, such as riot, war, strike, but not including the internal labor disputes of both parties, which will result in non-performance or delay in performance hereof; and (4) any impact caused by hacker attack, computer virus and technical adjustments made by the telecom sector, and any situation that affects the normal operation of the network, including temporary closure caused by government regulation.

11.5.2	In the event of any of the above force majeure events, the parties may be excused from the performance of their obligations hereunder within the scope and duration of the force majeure events, and neither party shall be held liable for non-performance of the above obligations, provided that the affected party shall immediately notify the other party in writing and provide relevant supporting documents.

11.5.3	In the event of force majeure, both parties shall immediately negotiate a solution to the problem, and the contract term may be extended according to the suspension period. After the elimination of force majeure, both parties shall continue to perform the Contract or implement the performance plan in accordance with the extended performance period and the solution to the problem agreed through negotiation.

11.5.4	In the event that the force majeure event lasts for more than fifteen (15) days and the continued performance of this Contract will have a material adverse effect or becomes impossible, either party may unconditionally terminate this Contract.

11.6.	Language

This Contract is written in Chinese. This Contract is made out in duplicate, with the two parties holding one counterpart each. Each counterpart shall have the same legal effect. This Contract shall take effect after the two parties affix their seals hereto.

11.7.	Uncovered Matters

For matters not covered herein, the parties shall execute a supplementary contract through negotiation. The supplementary contract shall have the same legal effect as this Contract. The scanned copies and fax copies of this Contract, the supplementary contract hereto and orders shall have the same legal effect as the their originals. The email correspondence between the parties shall have the same legal effect as this Contract.

11.8.	Party A understands that, the operator of the publishing platform needs to periodically or irregularly stop the publishing platform for maintenance to ensure the normal operation of the platform, and if the ads hereunder cannot be published as planned as a result of such circumstance, Party A undertakes not to investigate Party B’s legal responsibilities arising therefrom, provided that Party B shall be obliged to make every endeavor to avoid service interruption or limit the interruption time to the minimum duration. In consideration of the overall interests of the market and business needs, the operator of the publishing platform may adjust the service content, layout, page design and other relevant aspects of its website from time to time, which affects the publishing of ads hereunder (including the publishing location and/or publishing period, etc.), Party A will give full understanding and Party B shall minimize the above impact.

Party A agrees that if Party B fails to publish the ads as planned as a result of the above two circumstances, Party B shall not be deemed to have breached the contract, provided that Party B shall, after the end of the circumstances affecting the ad publishing, publish the original ads at the time and place specified in the original plan as far as possible, or negotiate with Party A to determine other reasonable solutions.

Appendix: Description of Taxes and Other Fees

Party A:

Party A1: Fujian Chuancheng Internet Technology Co., Ltd.

Party A2: HQT Network Co., Limited

Party B: HUNTMOBI HOLDINGS LIMITED

In addition to the above service fees payable by Party A to Party B , Party A shall also bear any taxes and fees and out-of-pocket disbursements related to or incidental to the service hereunder, including but not limited to relevant operating taxes, value-added taxes and withholding taxes, to the maximum extent permitted by the applicable law.

In the event that the above taxes are applicable to amounts payable to Party B under this Service Agreement, the amount payable to Party B shall, to the maximum extent permitted by the applicable law, be grossed up to include the above taxes in addition to the net amount of service fee plus any other expenses and out-of-pocket disbursements payable to the Party B under this Agreement

The Party A shall be liable to provide a copy of tax payment certificate/tax exemption certificate when paying service fee to the Party B. In the event that Party A fails to withhold or pay local taxes, thereby causing Party B or its affiliates to incur or be required to bear any overdue fines, fines, interest or expenses, Party A shall indemnify and hold harmless Party B or its affiliates from and against any damage.

Party A1’s Signing Information (Party A Signed): Fujian Chuancheng Internet Technology Co., Ltd.

Company Seal:                                     (Seal)                                           Authorized Representative: Qi Xiaoyu

                                                               (Signature)

Signed on: January 2, 2023

Party A2’s Signing Information (Party A Signed): HQT Network Co., Limited

Company Seal:                                     (Seal)                                           Authorized Representative: Wu Shunyu

                                                               (Signature)

Signed on: January 2, 2023

Party B’s Signing Information (Party B Signed): HUNTMOBI HOLDINGS LIMITED

Company Seal:                                     (Seal)                                           Authorized Representative:                       (Signature)

Signed on: January 2, 2023

Supplementary Agreement - Rebate

Party A: Hqt Network Co., Limited

Party B: Huntmobi Holdings Limited

Whereas Party A and Party B have executed the Advertising Publishing Contract (Contract Number 20230102 ) (hereinafter referred to as the “Framework Agreement”), the two parties, through friendly negotiation, have entered into the following supplementary agreement:

I. According to the Advertising Publishing Contract executed by the two parties on January 2, 2023, the media partners agreed upon by the parties are: Facebook (or Meta)\Twitter\Tiktok\Snapchat\LinkedIn\Eagllwin\kwai, and the cooperation mode agreed upon by the parties is: Only Account Opening. Party A and Party B agree through negotiation that on the premise that Party A makes the payment as scheduled and warrants that its advertising content will not violate the advertising regulations of Party B’s media, the parties, through mutual negotiation, have reached the following rebate policies in respect of the above media partners and cooperation mode.

II. Facebook (or Meta) Rebate Policy

1.	During the term of cooperation under the Framework Agreement, Party A and Party B agree through negotiation that on the premise that Party A makes the payment as scheduled and warrants that its advertising content will not violate the advertising regulations of Party B’s media, Party B shall, based on the amount consumed by Party A on the Facebook platform, give Party A a rebate on effective consumption amount on Facebook according to the following proportion:

²	For the average monthly consumption of the account ≤ USD ***, the rebate amount = effective consumption of the account * **%

²	For the average monthly consumption of the account > USD ***, the rebate amount = effective consumption of the account * **%

2.	If Party A conducts illegal promotion on Facebook (or Meta), thus causing the suspension of the account, the suspended account shall no longer enjoy any rebate for the advertising fees involved in the entire quarter.

3.	For the suspended account, Party A shall pay Party B an additional account opening fee at a rate of **% of the account consumption. The settlement formula of the account opening fee is: Media account consumption ***%, and the account opening fee of any single account shall not exceed USD ***/account/month.

4.	In the event that Party A is tardy in payment for one calendar day or more, but less than seven calendar days, Party B shall have the right to deduct **% of the rebate due to Party A in that quarter. In the event that Party A is tardy in payment for seven calendar days or more, Party B shall have the right to cancel all rebates due to Party A in that quarter.

III. Twitter Rebate Policy

During the term of cooperation under the Framework Agreement, Party A and Party B agree through negotiation that on the premise that Party A makes the payment as scheduled and warrants that its advertising content will not violate the advertising regulations of Party B’s media, Party B shall, based on the amount consumed by Party A on the Twitter platform, give Party A a rebate on effective consumption amount on Twitter according to the following proportion:

²	For the average monthly consumption of the account ≤ USD ***, the rebate amount = effective consumption of the account * **%

²	For the average monthly consumption of the account > USD ***, the rebate amount = effective consumption of the account * **%

²	In the event that Party A is tardy in payment for one calendar day or more, but less than seven calendar days, Party B shall have the right to deduct **% of the rebate due to Party A in that quarter. In the event that Party A is tardy in payment for seven calendar days or more, Party B shall have the right to cancel all rebates due to Party A in that quarter.

²	If Party A conducts illegal promotion on Twitter, thus causing the suspension of the account, the suspended account shall no longer enjoy any rebate for the advertising fees involved in the entire quarter.

IV. Tiktok Rebate Policy

1.	During the term of cooperation under the Framework Agreement, Party A and Party B agree through negotiation that on the premise that Party A makes the payment as scheduled and warrants that its advertising content will not violate the advertising regulations of Party B’s media, and the “Material/Ad Group” indicator in the quarter is no less than 4, Party B shall, based on the amount consumed by Party A on the Tiktok platform, give Party A a rebate on effective consumption amount on Tiktok according to the following proportion:

Rebate T-degree	Customer Consumption Required (Quarterly)	NA, AUNZ	SEA,JP,KR,EUI	METAP, LATAM, OTHERS
T4	> USD ***	**%	**%	**%
T3	USD ***~ USD *** (including USD ***)	**%	**%	**%
T2	USD ***~USD *** (including USD ***)	**%	**%	**%
T1	≤ USD ***	**	**%	**%

2.	In the event that Party A is tardy in payment for one calendar day or more, but less than seven calendar days, Party B shall have the right to deduct **% of the rebate due to Party A in that quarter. In the event that Party A is tardy in payment for seven calendar days or more, Party B shall have the right to cancel all rebates due to Party A in that quarter.

3.	Only the valid consumption approved by Tik Tok will be credited to the advertising account consumption eligible for Tik Tok rebate. Due to policy factors, the advertising consumption in countries/regions not permitted by Tiktok, consumption of gift advertising provided to customers, consumption determined by Tik Tok to be illegal, and other consumption will not be eligible for rebate.

4.	If Party A conducts illegal promotion on Tik Tok, thus causing the suspension of the account, the suspended account shall no longer enjoy any rebate for the advertising fees involved in the entire quarter.

5.	Special Note:

➢	The specific criteria for determining that [the “Material/Ad Group” indicator in the quarter is no less than 4] shall be subject to the final data given by Tik Tok.

➢	The existing countries/regions where Tik Tok is available for ad delivery and the rebate is applicable are as follows: (Subject to Tik Tok’s irregular update, and Party B shall synchronize the list from time to time)

Ad Delivery Region	Target Country/Region
NA	United States/Canada
AUNZ	Australia, New Zealand, Fiji
SEA	Singapore, Vietnam, Thailand, Malaysia, Indonesia, Philippines, Cambodia, Myanmar, Laos, Brunei, East Timor
JP	Japan
KR	South Korea
EUI	United Kingdom, Ireland, Germany, Netherlands, Belgium, Luxembourg, Monaco, Sweden, Denmark, Norway, Finland, Italy, Spain, Greece, Portugal, Austria, Switzerland, Poland, Romania, Czech Republic, Bulgaria, Slovakia, Croatia, Serbia, Lithuania, Slovenia, Latvia, Estonia, Albania, Montenegro, Bosnia, Liechtenstein, Andorra, Iceland, Israel, Ukraine, Belarus, Moldova, Georgia, Armenia, Azerbaijan, Kazakhstan, Kyrgyzstan, Turkmenistan, Tajikistan, Uzbekistan
METAP	Egypt, Saudi Arabia, United Arab Emirates, Bahrain, Kuwait, Qatar, Oman, Algeria, Iraq, Jordan, Lebanon, Libya, Morocco, Palestine, Sudan, Tunisia, Yemen, Turkey, Pakistan, South Africa, Kenya, Nigeria, Mauritius, Somalia, Ghana, Tanzania, Mauritania
LATAM	Brazil, Peru, Chile, Colombia, Argentina, Ecuador, Dominica, Puerto Rico, Bolivia, Uruguay, Costa Rica, Guatemala, Jamaica, Honduras, Panama, Venezuela, Paraguay, Bahamas, Haiti, Nicaragua
Others	Taiwan, China

V. LinkedIn Rebate Policy

During the term of cooperation under the Framework Agreement, Party A and Party B agree through negotiation that on the premise that Party A makes the payment as scheduled and warrants that its advertising content will not violate the advertising regulations of Party B’s media, Party B shall, based on the amount consumed by Party A on the LinkedIn platform, give Party A a rebate on consumption amount on LinkedIn according to the following proportion:

²	For the average monthly consumption of the account ≤ USD***, the rebate amount = effective consumption of the account * **%

²	For the average monthly consumption of the account > USD ***, the rebate amount = effective consumption of the account * **%

²	In the event that Party A is tardy in payment for one calendar day or more, but less than seven calendar days, Party B shall have the right to deduct **% of the rebate due to Party A in that quarter. In the event that Party A is tardy in payment for seven calendar days or more, Party B shall have the right to cancel all rebates due to Party A in that quarter.

²	If Party A conducts illegal promotion on LinkedIn, thus causing the suspension of the account, the suspended account shall no longer enjoy any rebate for the advertising fees involved in the entire quarter.

VI. Eagllwin Rebate Policy

During the term of cooperation under the Framework Agreement, Party A and Party B agree through negotiation that on the premise that Party A makes the payment as scheduled and warrants that its advertising content will not violate the advertising regulations of Party B’s media, Party B shall, based on the amount consumed by Party A on the Eagllwin platform, give Party A a rebate on effective consumption amount on Eagllwin according to the following proportion:

²	For the average monthly consumption of the account ≤ USD ***, the rebate amount = effective consumption of the account * **%

²	For the average monthly consumption of the account > USD ***, the rebate amount = effective consumption of the account * **%

²	In the event that Party A is tardy in payment for one calendar day or more, but less than seven calendar days, Party B shall have the right to deduct **% of the rebate due to Party A in that quarter. In the event that Party A is tardy in payment for seven calendar days or more, Party B shall have the right to cancel all rebates due to Party A in that quarter.

²	The existing countries/regions where Eagllwin is available for ad delivery and the rebate is applicable are subject to media policies (Subject to Eagllwin’s irregular update, and Party B shall synchronize the list from time to time). Only the valid consumption officially approved by Eagllwin will be credited to the advertising account consumption eligible for Eagllwin rebate.

²	If Party A conducts illegal promotion on Eagllwin, thus causing the suspension of the account, the suspended account shall no longer enjoy any rebate for the advertising fees involved in the entire quarter.

VII. kwai Rebate Policy

During the term of cooperation under the Framework Agreement, Party A and Party B agree through negotiation that on the premise that Party A makes the payment as scheduled and warrants that its advertising content will not violate the advertising regulations of Party B’s media, Party B shall, based on the amount consumed by Party A on the kwai platform, give Party A a rebate on effective consumption amount on kwai according to the following proportion:

²	For the average monthly consumption of the account ≤ USD ***, the rebate amount = effective consumption of the account * **%

²	For the average monthly consumption of the account > USD ***, the rebate amount = effective consumption of the account * **%

²	In the event that Party A is tardy in payment for one calendar day or more, but less than seven calendar days, Party B shall have the right to deduct **% of the rebate due to Party A in that quarter. In the event that Party A is tardy in payment for seven calendar days or more, Party B shall have the right to cancel all rebates due to Party A in that quarter.

²	The existing countries/regions where kwai is available for ad delivery and the rebate is applicable are subject to media policies (Subject to kwai’s irregular update, and Party B shall synchronize the list from time to time). Only the valid consumption officially approved by kwai will be credited to the advertising account consumption eligible for kwai rebate.

²	If Party A conducts illegal promotion on kwai, thus causing the suspension of the account, the suspended account shall no longer enjoy any rebate for the advertising fees involved in the entire quarter.

VIII. Special Note

1.	During the ad delivery period, in the event that Party B’s rebate proportion is reduced or canceled due to changes in the rules of advertising platforms of Facebook (or Meta)\Twitter\Tiktok\Snapchat\LinkedIn\Eagllwin\kwai or other reasons, Party A shall cooperate with Party B to sign a written supplementary agreement to change or cancel the rebate proportion policy. In the event that the two parties fail to reach an agreement on the change or cancellation of the rebate proportion, Party B may claim to terminate the Main Contract and this Supplementary Agreement at any time. The ad delivery and advertising fee consumption that have been in effect before the termination of the Main Contract and this Agreement shall remain effective, provided that Party A shall no longer claim the rebate amount stipulated in the Main Contract and this Agreement. Party A has been informed that Party B shall also have the right not to provide any rebate to Party A for the consumption amount for which the media does not provide rebate or the media unilaterally decides not to give Party B any rebate.

2.	Party A shall warrant that its advertising content will not violate the advertising regulations of Party B’s media. In the event that Party A breaches such warranty, Party B shall have the right to immediately stop publishing ads or/and terminate the Contract immediately. In the event that Party A breaches such warranty, so that Party B is criticized or punished by government departments, or is ordered to stop publishing ads or subject to other penalties by government departments, or is fined or ordered to stop publishing ads or other penalties by Party B’s media, Party B shall have the right to immediately stop publishing ads and/or terminate the Contract, and Party A shall solely assume all liabilities arising therefrom and compensate Party B for all losses caused thereby (including but not limited to damages, fines and any related costs and expenses, including reasonable attorney’s fees). All the above losses may be directly deducted by Party B from the rebates payable by Party B to Party A or may be directly paid by Party A to Party B’s bank account.

3.	Party B shall have the right to unconditionally take back the media advertising account opened by Party B for Party A if Party A does not advertise within 30 days of the account opening. If Party A needs to continue to advertise after the account is taken back, it may apply for a new account.

4.	If Party A has any objection to the calculation of the rebate amount, Party A shall notify Party B in writing within five calendar days of receipt of the statement; otherwise, Party A shall be deemed to have accepted the calculation method of the rebate amount.

5.	The quarterly consumption eligible for the rebate shall be subject to the effective consumption amount confirmed by the media and received by Party B. Party A shall not be eligible for the rebate if Party A is tardy in any payment or is under a circumstance agreed by the media platform where the rebate payment shall be reduced or exempted, even if it has paid the advertising amount at the time of the rebate settlement.

6.	Both parties agree to settle in USD, and the settlement fund shall be deducted from the monthly settlement fund of the cooperation between both parties or paid to Party A’s corporate bank account as agreed by both parties.

IX. Supplementary Provisions

1.	This Agreement, after taking effect, shall become an integral part of the Framework Agreement and shall have the same legal effect as the Framework Agreement.

2.	This Agreement is a supplementary agreement to the Framework Agreement. If there is any contradiction between this Agreement and the Framework Agreement, the provisions of this Agreement shall prevail, but the matters not covered in this Agreement shall be subject to the Framework Agreement.

3.	This Agreement is made out in duplicate, with Party A and Party B holding one counterpart each. Each counterpart shall have the same legal effect.

4.	This Agreement shall come into force after the two parties affix their seals hereto.

--------------------The remainder of this page is intentionally left blank. It is signature page. --------------------